As filed with the Securities and Exchange Commission on July 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEIRAGTX HOLDINGS PLC

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

430 East 29th Street, 10th Floor

New York, New York 10016

(646) 490-7985

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alexandria Forbes, Ph.D.

MeiraGTx LLC

430 East 29th Street, 10th Floor

New York, New York 10016

(646) 490-7985

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos

Keith Halverstam

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

+1 617 948 6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, $0.00003881 nominal value per share	5,797,102 shares	$27.56	$159,768,131.12	$19,363.90

(1)

Pursuant to Rule 416(a), of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the Registrant’s ordinary shares on July 1, 2019, as quoted on the Nasdaq Global Select Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 2, 2019.

PROSPECTUS

MEIRAGTX HOLDINGS PLC

5,797,102 Ordinary Shares

This prospectus relates to the proposed offering and resale by the selling shareholders identified in this prospectus of up to an aggregate of 5,797,102 ordinary shares, $0.00003881 nominal value per share, of MeiraGTx Holdings plc. The ordinary shares being offered were issued and sold to accredited investors in a private placement, or the 2019 Private Placement, which closed on March 1, 2019. We are not selling any ordinary shares under this prospectus and will not receive any proceeds from the sale or other disposition of ordinary shares by the selling shareholders.

The selling shareholders may sell the ordinary shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling shareholders may sell or otherwise dispose of their ordinary shares hereunder.

The selling shareholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling shareholders may sell their ordinary shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “MGTX”. On July 1, 2019, the closing sale price of our ordinary shares on the Nasdaq Global Select Market was $28.07 per share. You are urged to obtain current market quotations for the ordinary shares.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders may, from time to time, sell up to 5,797,102 ordinary shares in one or more offerings as described in this prospectus.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

On June 7, 2018, in connection with its initial public offering (the “IPO”), MeiraGTx Holdings plc, an exempted company incorporated under the laws of the Cayman Islands, acquired all the issued and outstanding ordinary shares of MeiraGTx Limited pursuant to a series of reorganization transactions. We refer to these events in this prospectus as the “Reorganization Transactions.” Prior to the Reorganization Transactions, MeiraGTx Holdings plc had not conducted any operations and had nominal assets and liabilities.

Unless the context otherwise requires, references in this prospectus to “Meira,” “we,” “us”, “our” or “the Company” refer to (i) MeiraGTx Limited and its subsidiaries prior to the Reorganization Transactions and (ii) MeiraGTx Holdings plc and its subsidiaries upon completion of the Reorganization Transactions, as applicable.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained or incorporated herein that relate to future events or conditions may be deemed to be forward-looking statements, including, but not limited to, statements regarding our future results of operations and financial position, our product candidate development, anticipated 2019 milestones regarding pre-clinical and clinical data and reporting of such data, meetings with regulatory authorities regarding pathways for regulatory approval of our product candidates, timing and results of data from our trials and timing of the initiation of trials in respect of our product candidates. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our ordinary shares or cause actual results to differ materially from those indicated by such forward-looking statements. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates only as of the date of the relevant document. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.meiragtx.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 26, 2019.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2019.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 14, 2019.

•

Our Current Reports on Form 8-K filed with the SEC on February 4, 2019, February  5, 2019 (with respect to Item 1.01 only), February  22 (with respect to Item 5.02 only), March  4, 2019, April 22, 2019, May 10, 2019 (with respect to Item 5.02 only), June 4, 2019 and June  20, 2019.

•

The description of our ordinary shares contained in our Registration Statement on Form 8-A, dated June 8, 2018, filed with the SEC on June 8, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

MeiraGTx Holdings plc

430 East 29th Street, 10th Floor

New York, New York 10016

(646) 490-7985

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS SUMMARY

The Company

We are a vertically integrated, clinical stage gene therapy company with five programs in clinical development and a broad pipeline of preclinical and research programs. We have core capabilities in viral vector design and optimization and gene therapy manufacturing, as well as a potentially transformative gene regulation technology. Led by an experienced management team, we have taken a portfolio approach by licensing, acquiring and developing technologies that give us depth across both product candidates and indications. Though initially focusing on the eye, salivary gland and central nervous system, we intend to expand our focus in the future to develop additional gene therapy treatments for patients suffering from a range of serious diseases.

MeiraGTx Holdings plc was formed on May 1, 2018 under the laws of the Cayman Islands. Our predecessor, MeiraGTx Limited, a limited company under the laws of England and Wales, was formed on March 20, 2015. In connection with our IPO, we reorganized whereby MeiraGTx Limited became a wholly owned subsidiary of MeiraGTx Holdings plc.

Our principal executive offices are located at 430 East 29th Street, 10th Floor, New York, New York 10016 and our telephone number is (646) 490-7985.

THE OFFERING

Ordinary shares outstanding as of June 30, 2019	33,342,566 ordinary shares

Ordinary shares offered by the selling shareholders	Up to 5,797,102 ordinary shares

Ordinary shares outstanding after this offering	33,342,566 ordinary shares

Terms of the offering	The selling shareholders will determine when and how they sell the ordinary shares offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale of the ordinary shares being offered under this prospectus. See “Use of Proceeds.”

Nasdaq symbol	Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “MGTX”.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our ordinary shares.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ordinary shares being offered by any of the selling shareholders.

SELLING SHAREHOLDERS

This prospectus covers the resale or other disposition from time to time by the selling shareholders identified in the table below of up to an aggregate of 5,797,102 of our ordinary shares.

On February 26, 2019, we entered into a securities purchase agreement, or the Purchase Agreement, with certain new and existing investors, whom we refer to in this prospectus as the “selling shareholders.” Pursuant to the Purchase Agreement, on March 1, 2019, we issued and sold 5,797,102 of our ordinary shares to the selling shareholders in the 2019 Private Placement, at a purchase price of $13.80 per share for gross proceeds of approximately $80.0 million. On February 26, 2019, we entered into a registration rights agreement, or the Registration Rights Agreement, with the selling shareholders, pursuant to which we agreed to register the ordinary shares sold to the selling shareholders in the 2019 Private Placement.

We are registering the above-referenced ordinary shares to permit the selling shareholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

Ellen Hukkelhoven, a member of our board, is affiliated with Perceptive Advisors LLC. On January 30, 2019, the Company entered into a collaboration, option and license agreement with Janssen Pharmaceuticals, Inc., one of the Janssen Pharmaceuticals Companies of Johnson & Johnson, which is the parent company of Johnson & Johnson Innovation – JJDC, Inc. The remaining selling shareholders have not, nor within the past three years have had, any position, office or other material relationship with us.

The following table sets forth the names of the selling shareholders, the number of ordinary shares beneficially owned by the selling shareholders, the number of ordinary shares that may be offered under this prospectus and the number of ordinary shares beneficially owned by the selling shareholders assuming all of the shares registered for resale hereby are sold. The number of ordinary shares in the column “Number of Shares Being Offered” represents all of the ordinary shares that the selling shareholders may offer hereunder. The selling shareholders may sell some, all or none of their ordinary shares. We do not know how long the selling shareholders will hold the ordinary shares before selling them and the ordinary shares may be offered from time to time by the selling shareholders.

The information set forth below is based upon information obtained from the selling shareholders and upon information in our possession regarding the original issuance of the ordinary shares. The percentages of ordinary shares owned after the offering are based on 33,342,566 ordinary shares outstanding as of June 30, 2019, including the ordinary shares registered for resale hereby.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering (1)	Number of Shares Being Offered	Ordinary Shares Beneficially Owned After Offering (2)
			Number	Percent
Perceptive Advisors LLC (3)	6,023,206	1,304,348	4,718,858	15%
Johnson & Johnson Innovation – JJDC, Inc. (4)	2,898,550	2,898,550	0	*
OrbiMed Partners Master Fund Limited (5)	1,329,038	859,085	469,953	*
The Biotech Growth Trust PLC (6)	372,800	372,800	0	*
683 Capital Partners, LP (7)	432,319	362,319	70,000	*

*	Less than 1%.
(1)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are subject to options or other rights held by such person that are currently exercisable or exercisable within 60 days of June 30, 2019.
(2)

Assumes that all ordinary shares being registered in this prospectus are resold to third parties and that the selling shareholders sell all ordinary shares registered under this prospectus held by such selling shareholder.

(3)

Includes Perceptive Life Sciences Master Fund, Ltd.’s (“Master Fund”) options to purchase 15,459 ordinary shares that are or will be immediately exercisable within 60 days of June 30, 2019 and 1,304,349 ordinary shares purchased by the Master Fund in the 2019 Private Placement. Each of Perceptive Advisors, LLC (“Perceptive Advisors”), Joseph Edelman (“Mr. Edelman”) and the Master Fund has shared voting and dispositive power over 6,023,206 of our ordinary shares. Perceptive Advisors serves as the investment advisor to the Master Fund, and Mr. Edelman is the managing member of Perceptive Advisors. The address of each of the foregoing named reporting persons is c/o Perceptive Advisors LLC, 51 Astor Place, 10th Floor, New York, New York 10003. Ellen Hukkelhoven, Ph.D., one of our directors, is a Managing Director at Perceptive Advisors, LLC.

(4)

Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”) has voting and dispositive power over 2,898,550 of our ordinary shares that were purchased in the 2019 Private Placement. The address for JJDC is 410 George Street, New Brunswick, New Jersey 08901.

(5)

OrbiMed Capital LLC is the investment advisor of OrbiMed Partners Master Limited Fund. Sven H. Borho is a managing member of OrbiMed Capital LLC. Each of OrbiMed Capital LLC and Sven H. Borho disclaims beneficial ownership of the ordinary shares held by OrbiMed Partners Master Fund Limited, except to the extent of its or his pecuniary interest therein, if any. The address for OrbiMed Partners Master Fund Limited is c/o OrbiMed Capital LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(6)

OrbiMed Capital LLC is the investment advisor to The Biotech Growth Trust PLC (“BioG”). Sven H. Borho is a managing member of OrbiMed Capital LLC. Each of OrbiMed Capital LLC and Sven H. Borho disclaims beneficial ownership of the ordinary shares held by BioG, except to the extent of its or his pecuniary interest therein, if any. The address for BioG is c/o OrbiMed Capital LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(7)

The shares held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners LP and Mr. Zweiman share voting and dispositive power with respect to the shares held by 683 Capital Partners, LP. The address for 683 Capital Partners LP is 3 Columbus Circle, Suite 2205, New York, New York 10019.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, we agreed to prepare and file a registration statement with the SEC no later than July 31, 2019, or the filing deadline, for purposes of registering the resale of the ordinary shares held by the selling shareholders. Subject to certain exceptions, we agreed to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC prior to the earlier of (i) five business days after the SEC informs the Company that no review of this registration statement will be made or that the SEC has no further comments on such registration statement or (ii) the 30th day after the filing deadline (or the 90th day after the filing deadline if the SEC reviews the registration statement).

We has also agreed, among other things, to indemnify the selling shareholders, their officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such selling shareholders from certain liabilities and to pay all reasonable fees and expenses (except legal fees of more than one counsel to the selling shareholders and excluding discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) incurred by us in connection with the registration of the ordinary shares held by the selling shareholders.

PLAN OF DISTRIBUTION

We are registering ordinary shares previously issued to permit the resale of these ordinary shares by the holders of the ordinary shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders. We will bear all fees and expenses incident to our obligation to register the ordinary shares, except that, if the ordinary shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling shareholders may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 of the Securities Act;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the ordinary shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our ordinary shares in the course of hedging in positions they assume.

The selling shareholders may also sell ordinary shares short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares. The selling shareholders may pledge or grant a security interest in some or all of our ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

We will pay all expenses of the registration of the ordinary shares pursuant to the registration statement of which this prospectus forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus has been passed upon for us by Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands. Certain other matters will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of MeiraGTx Holdings plc and subsidiaries included in MeiraGTx Holdings plc’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the Securities and Exchange Commission registration fee.

SEC registration fee	$19,363.90
Legal fees and expenses	75,000.00
Accounting fees and expenses	20,000.00
Printing and miscellaneous expenses	10,000.00

Total	$124,363.90

Item 15. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that our board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such directors’ or officers’ dishonesty, willful default or fraud.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Our amended and restated memorandum and articles of association provides:

“Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

No Indemnified Person shall be liable:

(a) for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b) for any loss on account of defect of title to any property of the Company; or

(c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d) for any loss incurred through any bank, broker or other similar Person; or

(e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction.”

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of ordinary shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 16. Exhibits

Exhibit Number	Description

3.1	Restated Articles of Association of MeiraGTx Holdings plc (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-224914)), filed with the SEC on May 29, 2018.

4.1	Specimen Share Certificate evidencing the ordinary shares of MeiraGTx Holdings plc (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-224914)), filed with the SEC on May 29, 2018.

5.1	Opinion of Walkers.

23.1	Consent of Walkers (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

99.1	Securities Purchase Agreement, by and among the Company and the Investors named therein, dated February 26, 2019 (incorporated by reference to the Company’s 8-K (File No. 001-38520)), filed with the SEC on March 4, 2019.

99.2	Registration Rights Agreement, by and among the Company and the Investors named therein, dated February 26, 2019 (incorporated by reference to the Company’s 8-K (File No. 001-38520)), filed with the SEC on March 4, 2019.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 2nd day of July, 2019.

MeiraGTx Holdings plc

By:	/s/ Alexandria Forbes, Ph.D.
Alexandria Forbes, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexandria Forbes and Richard Giroux, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alexandria Forbes, Ph.D. Alexandria Forbes, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	July 2, 2019

/s/ Richard Giroux Richard Giroux	Chief Operating Officer and Chief Financial Officer (principal financial officer and principal accounting officer) and MeiraGTx Holding plc’s authorized representative in the United States	July 2, 2019

/s/ Keith R. Harris, Ph.D. Keith R. Harris, Ph.D.	Chairman of the Board of Directors	July 2, 2019

/s/ Ellen Hukkelhoven, Ph.D. Ellen Hukkelhoven, Ph.D.	Director	July 2, 2019

/s/ Martin Indyk Martin Indyk	Director	July 2, 2019

/s/ Arnold Levine, Ph.D. Arnold Levine, Ph.D.	Director	July 2, 2019

SIGNATURE	TITLE	DATE

/s/ Joel S. Marcus Joel S. Marcus	Director	July 2, 2019

/s/ Neil Mendoza Neil Mendoza	Director	July 2, 2019

/s/ Nicole Seligman Nicole Seligman	Director	July 2, 2019

/s/ Thomas E. Shenk, Ph.D. Thomas E. Shenk, Ph.D.	Director	July 2, 2019